UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): NOVEMBER 18, 2005


                           BLACKFOOT ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


              NEVADA                      0-31313              88-0409160
   (State or other jurisdiction         (Commission          (IRS Employer
         of incorporation)              File Number)      Identification No.)


              6767 W. TROPICANA AVENUE, SUITE 207, LAS VEGAS, 89103
               (Address of principal executive offices) (Zip Code)


                                 (702) 248-1027
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 18, 2005, Blackfoot Enterprises, Inc. ("Blackfoot") entered into a Share Exchange Agreement with Tower Tech Systems, Inc. ("Tower Tech") and its shareholders, providing for the acquisition of the issued and outstanding capital stock of Tower Tech in exchange for 25,250,000 newly issued shares of Blackfoot. Upon the completion of this transaction, the shareholders of Tower Tech would own 72.1% of the Blackfoot shares then outstanding and Tower Tech would become a wholly-owned subsidiary of Blackfoot. Completion of the transaction is subject to the satisfaction of various conditions, including Blackfoot having increased its authorized capital stock to effect this acquisition.

Tower Tech is a privately-held company headquartered in Manitowoc, Wisconsin, that engineers and manufactures wind turbine extension towers. Tower Tech is dedicated to exclusively mass-produce wind tower support structures, turbine assemblies, and monopiles. The production facility consists of 46 acres with over 700,000 square feet of heavy manufacturing space under roof.

Further, management of Tower Tech believes that it has one of the largest production capacities of any wind tower manufacturer in North America, and that its ability to integrate the entire manufacturing process at its facility sets Tower Tech apart from other manufacturers in the United States.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-B NUMBER                              DOCUMENT

     2.1 Share Exchange Agreement by and among Blackfoot Enterprises, Inc. and the shareholders of Tower Tech Systems, Inc. and Tower Tech Systems, Inc. dated as of November 7, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BLACKFOOT ENTERPRISES, INC.


November 18, 2005                         By: /s/ JOHANN RATH
                                              ---------------------------
                                                  Johann Rath, President